Exhibit 10.22

PSU GRANT AGREEMENT

On behalf of the Board of Directors of Alacer Gold Corp. (the “Company”), I am pleased to advise you that you have received a grant award (the “Grant”) pursuant to the Company’s 2017 Performance Share Unit Plan (the “Plan”). Any capitalized terms not defined herein have the meaning ascribed thereto in the Plan.

The particulars of your Grant, including the date of your Grant, the number of performance share units (“PSUs”) comprising your Grant, the Grant Period, the Performance Criteria and the vesting schedule and conditions applicable to your Grant are set forth in Exhibit A and Exhibit B attached hereto. Your Grant is subject to the provisions of the Plan (as it may be amended from time to time) and the terms and conditions outlined in this Grant Agreement.

Provided you meet or exceed the Performance Criteria set forth in Exhibit A during the relevant Grant Period, and subject to the terms and conditions of the Plan, the PSUs subject to such Performance Criteria and Grant period will be redeemed by the Company at the end of the Grant Period and you will receive a cash payment for the equivalent of such PSUs.

As a Participant in the Plan, you acknowledge and agree that you must remit to the Company a cash payment in an amount equal to the Withholding Amount as a consequence of your participation in the Plan and hereby agree to be bound by the terms of Section 7 (Taxes and Other Source Deductions) of the Plan. Any failure to remit the Withholding Amount to the Company will result in the Company exercising its rights pursuant to Section 7 (Taxes and Other Source Deductions) of the Plan.

By accepting this Grant, you also agree (i) to be bound by the terms of the Plan, including the forfeiture provisions in Section 6 of the Plan; (ii) that your participation in the Plan is voluntary and that you have not been induced by the expectation of employment or service or continued employment with the Company; and
(iii) that neither this Grant nor the PSUs contemplated pursuant to this Agreement give you the right to continued employment or service with the Company or its affiliates in any capacity.

Thank you for your ongoing efforts on behalf of the Company and its shareholders.

Yours sincerely,

Alacer Gold Corp.

Exhibit A

PSU PERFORMANCE CRITERIA
[Redacted]

Exhibit B

See attached Notice of Performance Share Units of Alacer Gold Corp.